Exhibit 1(l)

AMENDMENT NO. 10 TO THE TRUST INSTRUMENT

UBS MONEY SERIES

Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Money Series (the “Trust”), the Trust Instrument of the Trust, dated April 29, 1998, as amended on July 28, 1999, May 9, 2001, April 8, 2002, March 15, 2004, August 28, 2007, October 6, 2008, May 20, 2015, October 16, 2015 and December 30, 2015, is hereby further amended as indicated below.

Schedule A is hereby amended to read as follows:

Series of the Trust

UBS Liquid Assets Government Fund

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Select Tax-Free Institutional Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Select Tax-Free Preferred Fund

UBS Select Prime Investor Fund

UBS Select Treasury Investor Fund

UBS Select Tax-Free Investor Fund

UBS Select Prime Capital Fund

UBS Select Treasury Capital Fund

UBS Select Tax-Free Capital Fund

UBS Prime Investor Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund

UBS Select Government Investor Fund

UBS Select Government Capital Fund

UBS RMA Government Money Market Fund

Note Regarding Name Change for a Certain Series:

The names of the Series of the Trust referenced above reflect the renaming of UBS Liquid Assets Fund effective as of April 15, 2016. The Series that has been known as UBS Liquid Assets Fund is renamed UBS Liquid Assets Government Fund effective as of April 15, 2016.

CERTIFICATE

I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series, hereby certify that: (i) this Amendment No. 10 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust’s Board of Trustees at a meeting duly called and held on January 26, 2016, and (ii) this Amendment No. 10 to the Trust Instrument of UBS Money Series is made in accordance with the provisions of the Trust Instrument and will become effective upon the 15th day of April, 2016. This certificate is executed as of April 11, 2016.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

By: /s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary
UBS Money Series

Subscribed and sworn before me this 11th day of April, 2016:

/s/ Barbara A. Valente
Notary